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                                                                    EXHIBIT 11.1

                            THE WARNACO GROUP, INC.
                 CALCULATION OF INCOME (LOSS) PER COMMON SHARE

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                                                                                  FOR THE YEAR ENDED
                                                                       -----------------------------------------
                                                                       JANUARY 2,     JANUARY 8,     JANUARY 7,
                                                                          1993           1994           1995
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
Income (loss) from continuing operations............................   $47,564,000    $53,253,000    $63,328,000
Preferred stock dividends...........................................     2,750,000             --             --
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Income (loss) from continuing operations pertaining to common
  shareholders......................................................   $44,814,000    $53,253,000    $63,328,000
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Loss from discontinued operations...................................   ($7,443,000)            --             --
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Extraordinary items.................................................   ($57,576,000)  ($18,637,000)           --
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Cumulative effect of change in method of accounting for
  postretirement benefits other than pensions.......................            --    ($10,500,000)           --
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Net income (loss) applicable to common shareholders.................   ($20,205,000)  $24,116,000    $63,328,000
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Weighted average shares outstanding:
     Class A common shares outstanding..............................    33,382,418     35,800,000     35,800,000
     Shares issued for purchase of assets...........................            --             --      1,391,342
     Common stock equivalents.......................................     4,727,032      3,970,482      4,205,031
     Treasury shares repurchased....................................            --             --       (111,018)
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Total weighted average shares.......................................    38,109,450     39,770,482     41,285,355
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Income (loss) per common share:
     Income (loss) from continuing operations.......................         $1.18          $1.34          $1.53
     Loss from discontinued operations..............................         (0.20)            --             --
     Extraordinary items............................................         (1.51)         (0.47)            --
     Cumulative effect of change in method of accounting for
       postretirement benefits......................................            --          (0.26)            --
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Income (loss) per common share......................................        ($0.53)         $0.61          $1.53
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